UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 7, 2008
MSC Industrial Direct Co., Inc.
(Exact name of registrant as specified in its charter)
New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Maxess Road, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (516) 812-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 7, 2008, the Registrant issued a Promissory Note (the “Note”), effective as of January 17, 2008, in favor of JPMorgan Chase Bank, N.A. (the “Lender”).  Pursuant to the Note, the Registrant may from time to time elect to borrow from the Lender, in the Lender’s sole discretion, up to $50,000,000.  The Registrant intends to use the borrowed funds, if any, for working capital and for the repurchase, from time to time, of shares of the Registrant’s Class A Common Stock traded on the New York Stock Exchange; however, the Registrant is not obligated to, and may not, repurchase such shares, in its sole discretion.  Subject to certain exceptions, the interest rate for any loans made pursuant to the Note shall, at the Registrant’s option, be at (a) the prime rate as is publicly announced by the Lender from time to time, (b) a fixed rate of interest determined by the Lender in its sole discretion or (c) the adjusted LIBOR rate plus 0.40%.  All outstanding balances under the loan shall be due no later than March 31, 2008.  A copy of the Note is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth above under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits:

10.1     Promissory Note, dated as of January 17, 2008, by MSC Industrial Direct Co., Inc., as borrower, to the order of JPMorgan Chase Bank, N.A., as lender.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            MSC Industrial Direct Co., Inc.

Date:  February 13, 2008                                                                                       By: /s/ Shelley M. Boxer
               Name: Shelley M. Boxer
                Title: Vice President, Finance